UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2011

THORATEC CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	000-49798	94-2340464
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6035 Stoneridge Drive, Pleasanton, California	94588
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 847-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Thoratec Corporation (the “Company”) today announced that David V. Smith has resigned as the Executive Vice President and Chief Financial Officer of the Company effective June 10, 2011.  Mr. Smith, who joined the Company in December 2006, will continue as a full-time non-executive employee of the Company through July 1, 2011 to assist in a smooth transition of his responsibilities.

Effective June 10, the Company’s Board of Directors appointed Roxanne Oulman, age 39, currently the Company’s Vice President of Finance, to serve as interim Chief Financial Officer, and will initiate a search for a successor.  Ms. Oulman joined the Company in February 2004 as Cardiovascular Divisional Controller and became Senior Director of Finance in October 2006, Corporate Controller in April 2007 and Vice President of Finance in February 2010.

In connection with assuming the position of interim Chief Financial Officer, effective June 7, 2011, the Board of Directors awarded Ms. Oulman 8,000 Company restricted stock units that vest in equal 25% increments on each of the first four anniversaries of the grant date.  In accordance with the Company’s custom for executive officers, effective June 10, 2011 the Company entered into an indemnification agreement with Ms. Oulman in substantially the same form entered into with the Company’s other executive officers.

There were no amendments to Ms. Oulman’s salary, bonus eligibility, or severance benefits, as a result of the appointment as interim Chief Financial Officer.  Ms. Oulman’s current base salary is $229,641.57, and she is eligible to receive an annual bonus of up to 50% of her base salary.  In accordance with the Company’s custom for executive officers, effective June 10, 2011 the Company entered into a separation benefits agreement with Ms. Oulman, memorializing her pre-existing benefits. Consistent with the Company’s long-standing severance policy for executive officers, the separation benefits agreement provides for standard severance benefits upon a termination of Ms. Oulman’s employment with the Company without cause, not in connection with a change in control, of one times base salary, plus an additional payment for COBRA continuation coverage up to twelve months. In the event of a change in control of the Company, and if Ms. Oulman is terminated without cause or resigns for good reason, she will receive enhanced severance benefits of two times the sum of base salary and the greatest of her actual or target bonus for the year prior to termination or her target bonus for the year of termination.  The foregoing description of the separation benefits agreement is only a summary of its material terms and does not purport to be complete. A copy of the separation benefits agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORATEC CORPORATION

Date:	June 10, 2011	/s/ David A. Lehman
David A. Lehman
Senior Vice President, General Counsel and Secretary